Exhibit 10.1

                     TECHNICAL SERVICES AGREEMENT


     THIS AGREEMENT is entered into effective October 29, 2003 between Clean Coal Power Resources, Inc. (CCPRI), 401 West Main Street, Suite 1400, Louisville, Kentucky 40202 (hereinafter referred to as "Owner") and Rentech Inc., 1331 17th Street, Suite 720, Denver, Colorado 80202 (hereinafter referred to as "Rentech").

                     ARTICLE I - SCOPE OF SERVICES

     Rentech agrees to perform for Owner the Services described in the proposal document, which is by this reference incorporated herein and made a part hereof as Attachment A in connection with the Owner's Clean Coal gasification project in Illinois (hereinafter referred to as "Services").

     Rentech shall perform its services as directed by Owner or its rights as may be assigned to the Owner's Engineer. Rentech shall perform its Services based upon information furnished to it by Owner, and Rentech shall be entitled to rely upon such information.

                    ARTICLE II - COMPENSATION AND PAYMENT

A.  Payment
For the performance of the Services, Owner shall pay Rentech on a time and material basis according to the labor-rate chart presented in Attachment B.
B.  Manner and Times of Payment
C.  Rentech will invoice Owner once per month for services.
D.  Payment Terms
Any amounts due and remaining unpaid more than thirty (30) days beyond the agreed upon payment terms as provided for in this Agreement shall accrue interest compounded each day such invoice is not paid at a rate equal to two percent (2%) above the prime lending rate quoted to substantial and responsible commercial borrowers by the Bank of America on the day such interest accrues.

If Owner shall dispute any invoice in writing within 30 days of the invoice date, Owner and Rentech shall negotiate in good faith the resolution of Owner dispute. If the dispute is resolved in favor of the Owner, the Owner will not pay interest in the disputed amount. If the dispute is resolved in favor of Rentech, Owner will pay interest in accordance with paragraph C of this Article.

                    ARTICLE III - CONFIDENTIALITY

     All the work performed by Rentech and Project Team Members in the performance of the Feasibility Study is solely for obtaining information for evaluating the Clean Coal Power Resources Inc.'s gasification project in Illinois. Appropriate Confidentiality Agreements will be executed by all parties.

                 ARTICLE IV - DRAWING AND SPECIFICATIONS

     All drawings, specifications and reports developed by Rentech under this Agreement shall be used only in connection with the project or study specified herein. All such drawings and specifications belonging to Owner and such information shall be provided in the normal course of business to Owner and be delivered to Owner upon completion of the Services, and Rentech may retain and use copies thereof.

                 ARTICLE V - RESPONSIBILITY OF RENTECH

     A. Rentech shall perform the Services as an independent contractor in accordance with its own methods, the terms of the Agreement, and applicable laws and regulations. Rentech's liability arising out of or in connection with the Services shall be limited solely to re-performing engineering services which are deficient because of Rentech's failure to perform its services with that degree of skill and judgment which is normally exercised by recognized professional engineering firms performing services of a similar nature. Said deficiencies must be reported in writing to Rentech within a reasonable time, not to exceed thirty (30) days after discovery thereof, and in no event later than one year from the date of completion of the Services hereunder.

     B. Rentech's total liability to Owner arising out of or in connection with this Agreement, from any and all causes, shall not exceed the total compensation received by Rentech hereunder.

     C. Except as otherwise provided in paragraph A above, Rentech's liability to Owner for any reason in connection with the performance of the Services shall terminate upon completion of the Services

     D. Under no circumstances shall Rentech be liable to Owner for any consequential or incidental damages, including, but not limited to, loss of use or loss of profit.

                        ARTICLE VI - FORCE MAJEURE

     Neither party hereto shall be considered in default in the performance of its obligations hereunder to the extent that the performance of any such obligation is prevented or delayed by any cause, existing or future, which is beyond the reasonable control of the affected party.

                       ARTICLE VII - TERMINATION

     A. Owner may terminate Rentech's Services under this Agreement upon written notification with 30 days' advance notice and payment of costs to date.

     B. If Owner shall fail to honor any of the payment provisions under Article IIC above with respect to invoices for two (2) successive months, Rentech may discontinue its Services and withhold further performance under this Agreement until such past due amounts are paid without thereby being in default and without prejudice to any of its rights or remedies under this Agreement, including interest provided.

               ARTICLE VIII - ASSIGNMENT AND SUBCONTRACTING

     This Agreement shall not be assigned by either party without the prior written approval of the other. Rentech may, however, subcontract its Services in whole or in part to its wholly owned subsidiaries without the prior approval of Owner. Rentech hereby guarantees to Owner compliance by such related entities with the responsibilities and liabilities herein assumed by Rentech, provided that the limitations on Rentech's liability set forth in this Agreement constitute the aggregate limit of liability of Rentech and its related entities to Owner, and Owner agrees to hold only Rentech responsible for any failure to so comply.

                       ARTICLE IX - SEVERABILITY

     In the event that any of the provisions or portions or applications thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, Owner and Rentech shall negotiate an equitable adjustment in the provisions of this Agreement with a view toward effecting the purpose of this Agreement; the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby.

                        ARTICLE X - GOVERNING LAWS

     In the event of litigation in this Agreement, the interpretation thereof, and all disputes or controversies arising hereunder shall be governed by the laws of the State of Colorado, USA.

                       ARTICLE XI - ATTORNEY'S FEES

     Should litigation be necessary by either party to enforce any term or provision of this Agreement, or to collect any portion of the amount payable under this Agreement, then all litigation and collection expenses, witness fees and court costs, and attorney's fees shall be paid to the prevailing party.

                        ARTICLE XII - ENTIRE AGREEMENT

     Any services provided for herein which were performed or caused to be performed by Rentech prior to the effective date of this Agreement shall be deemed to have been performed under this Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof, and supersedes any previous agreements or understandings.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the day and year first herein above written.

                              Clean Coal Power Resources, Inc. (CCPRI)


                              By:  /s/ Terrell Black, CEO
                                   _______________________________
                                   Terrell Black, CEO

                              RENTECH, INC.


                              By:  /s/ Dennis L. Yakobson
                                   _______________________________
                                   Dennis L. Yakobson, President